EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:

Registration	Registration
Number	Form	Description of Registration Statement
333-118997	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Key Employees and Consultants Stock Option Plan
333-118998	Form S-8	DATATRAK International, Inc. Amended and Restated Outside Directors Stock Option Plan
333-90699	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Directors Stock Option Plan
333-127554	Form S-8	DATATRAK International, Inc. 2005 Omnibus Equity Plan
333-108439	From S-3	DATATRAK International, Inc. Common Stock
333-121993	Form S-3	DATATRAK International, Inc. Common Stock
333-142126	Form S-3	DATATRAK International, Inc. Common Stock
of our reports dated March 17, 2008, with respect to the consolidated financial statements of DATATRAK International, Inc., and the effectiveness of internal control over financial reporting of DATATRAK International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 17, 2008